                      REORGANIZATION AND EXCHANGE AGREEMENT

                                 BY AND BETWEEN

                  DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

                                       AND

                          DELTA FINANCIAL CORPORATION,

                              AS OF AUGUST __, 2001

                      REORGANIZATION AND EXCHANGE AGREEMENT

         This REORGANIZATION AND EXCHANGE AGREEMENT (this "Agreement") is made as of August __, 2001 by and between Delta Funding Residual Exchange Company, LLC, a Delaware limited liability company (the "Company"), and Delta Financial Corporation, a Delaware corporation ("DFC"). Except as otherwise indicated herein, capitalized terms used herein are defined in Article VIII hereof.

                                    RECITALS

         WHEREAS, subject to the satisfaction of the Minimum Tender Condition and the other terms and conditions set forth herein, the Company desires to deliver to DFC, and DFC desires to accept the delivery of, Senior Notes in the aggregate principal amount of up to $150,000,000 (but not less than $135,000,000) in exchange for DFC's delivery to the Company of (i) the Securitization Residuals, (ii) the Non-Performing Loan Trust Residual, (iii) the Other Consideration, and (iv) up to 150,000 shares of Preferred Stock, all as more particularly described in Section 1.1 below (the "Exchange"); and

         [WHEREAS, the Exchange as described herein is a transaction intended to satisfy the requirements of Section 368(a)(1)(E) of the Internal Revenue Code of 1986, as amended (the "IRC").]

         NOW, THEREFORE, in consideration of the mutual promises, representations, warranties, covenants and conditions set forth in this Agreement, the parties hereto agree as follows:

                                   ARTICLE I

                           EXCHANGE OF THE SECURITIES

         1.1 Exchange. On the terms and subject to the conditions set forth in this Agreement, including, without limitation, the satisfaction of the Minimum Tender Condition, on or before the Closing:

            (a) DFC shall cause each Holding Trust to transfer to the Company the Residual Certificates listed in column (b) of Schedule 1.1 opposite the names of the respective Holding Trusts in column (d) of Schedule 1.1(a) attached hereto.

            (b) DFC shall cause DF Special Holdings to transfer to the Company the Non-Performing Loan Trust Residual.

            (c) DFC shall cause the Holding Trusts to deliver to the Company the Other Consideration.

            (d) DFC shall issue and deliver to the Company one share of Preferred Stock for each $1,000 principal amount of Senior Notes delivered to DFC by the Company.

            (e) The Company shall deliver to DFC all of the Senior Notes acquired by the Company in the Exchange Offer.

         1.2 Closing. The closing of the transactions contemplated by this Agreement (the "Closing") will take place at the offices of Stroock & Stroock & Lavan LLP, 180 Maiden Lane, New York, New York 10038-4982 on August __, 2001 (the "Closing Date") (so long as all conditions to the obligations of the parties to consummate the transactions contemplated hereby have been satisfied or waived), or at such other time and location as is mutually agreed upon by the Company and DFC, but in no event later than August 31, 2001.

                                   ARTICLE II

                              CONDITIONS TO CLOSING
                              ---------------------

         2.1 Conditions to Obligations of DFC. The obligation of DFC to consummate the transactions contemplated by this Agreement are subject to the satisfaction of the following conditions precedent on or before the Closing
Date:

            (a)   the representations and warranties of the Company set forth in
Article III will be true and correct in all material respects at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for references to the date of this Agreement throughout such representations and warranties;

            (b) the Company shall have delivered to the Exchange Agent, for the benefit of the holders of the Senior Notes, certificates representing (i) one Class A Voting Membership Interest and (ii) one share of DFRM Common Stock, for each $1,000 principal amount of Senior Notes duly and validly tendered in the Exchange Offer and not properly withdrawn in accordance with the terms of the Exchange Offer;

            (c) the Company shall have delivered to DFC irrevocable instructions to deliver the shares of Preferred Stock issuable by DFC in accordance herewith to the Exchange Agent, for the benefit of the holders of the Senior Notes;

            (d) the Company will have performed and complied in all material respects with each of the covenants and agreements required to be performed by it under this Agreement and the agreements and documents attached hereto as Exhibits;

            (e) DFC, DFRM and the Exchange Agent, acting in its capacity as attorney-in-fact for the Tendering Holders and not individually on its own behalf, shall have executed and delivered an Amended and Restated Limited Liability Company Agreement, in substantially the form of Exhibit C attached hereto, with changes or modifications thereto as all such parties shall agree upon (the "Amended LLC Agreement");

            (f) all proceedings to be taken by the Company in connection with the consummation of the transactions contemplated hereby and by the Exhibits hereto have been taken, and all certificates, opinions, instruments and other documents required to be delivered by the Company to effect the transactions contemplated hereby and thereby will be reasonably satisfactory in form and substance to DFC;

            (g) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby and by the Exhibits hereto, including, without limitation, any consents that are required in order that the transactions contemplated hereby and thereby do not constitute a breach of or a default under or a termination or modification of any agreement to which any party hereto is a party or to which any property of any party hereto or any subsidiary of any party hereto is subject, will have been obtained on terms reasonably satisfactory to DFC;

            (h) all governmental filings, authorizations and approvals that are required for the consummation of the transactions contemplated hereby and by the Exhibits hereto, if any, will have been duly made and obtained; and

            (i) the Company shall have executed and/or delivered to DFC the documents and instruments required to be executed and/or delivered by the Company pursuant to Article I.

            Any condition to the obligations of DFC specified in this Section
2.1 may be waived by DFC in its sole discretion.

      2.2 Conditions to the Obligations of the Company. The obligation of the Company to consummate the transactions contemplated by this Agreement is subject to the satisfaction of the following conditions precedent on or before the Closing Date:

            (a) the representations and warranties of DFC set forth in Article IV, will be true and correct in all material respects at and as of the Closing Date as though then made and as though references to the Closing Date were substituted for the date of this Agreement throughout such representations and warranties;

            (b) DFC will have performed and complied in all material respects with each of their respective covenants and agreements required to be performed by them under this Agreement and the agreements and documents attached hereto as Exhibits;

            (c) DFC, DFRM and the Exchange Agent, acting in its capacity as attorney-in-fact for the Tendering Holders and not individually on its own behalf, shall have executed and delivered the Amended LLC Agreement;

            (d) all proceedings to be taken by DFC in connection with the consummation of the transactions contemplated hereby and by the Exhibits hereto have been taken, and all certificates, opinions, instruments and other documents required to be delivered by the Company to effect the transactions contemplated hereby and thereby will be reasonably satisfactory in form and substance to the Company;

            (e) all consents and waivers by third parties that are required for the consummation of the transactions contemplated hereby and by the Exhibits hereto, including, without limitation, any consents that are required in order that the transactions contemplated hereby and thereby do not constitute a breach of or a default under or a termination or modification of any agreement to which any party hereto is a party or to which any property of any party hereto and any subsidiary of any party hereto is subject, will have been obtained on terms reasonably satisfactory to the Company;

            (f) all governmental filings, authorizations and approvals that are required for the consummation of the transaction contemplated hereby, and by the Exhibits hereto, if any, will have been duly made and obtained; and

            (g) DFC shall have executed and/or delivered to the Company the documents and instruments required to be executed and/or delivered by DFC pursuant to Article I.

            Any condition to the obligations of the Company specified in this
Section 2.2 may be waived by the Company in its sole discretion.

                                  ARTICLE III

                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY
                  ---------------------------------------------

         As a material inducement to DFC to enter into this Agreement, the Company hereby represents and warrants to DFC that:

         3.1 Corporate Existence; Good Standing; Compliance with Law. The
Company: (a) is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on the Company; (c) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber its properties, to conduct its business as now, heretofore and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership and conduct, except where the failure to obtain any such license, permit, consent or approval, or make any such filing or give any such notice, would not have a Material Adverse Effect on the Company; (e) is in compliance with the Certificate of Formation and the LLC Agreement; and (f) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on the Company. The Company has furnished to counsel for DFC true and correct copies of the Certificate of Formation and the LLC Agreement.

         3.2 Power, Authorization, Enforceable Obligations. The execution, delivery and performance by the Company of this Agreement, the other agreements and documents required to be executed hereby and the transactions contemplated hereby and thereby: (a) are within the Company's power; (b) have been duly authorized by all necessary or proper action; (c) do not contravene any provision of the Certificate of Formation or the LLC Agreement; (d) do not violate any law, statute, rule or regulation, or any judgment, order or decree of any court or governmental authority or agency applicable to the Company or by which the Company or its properties may be bound; (e) do not conflict with or result in the breach or termination of, with or without notice or the lapse of time constitute a default under or accelerate or permit the acceleration of any performance required by, or result in any material modification of the terms of, any material indenture, mortgage, deed of trust, lease, agreement, contract, obligation, commitment or other material instrument to which the Company is a party or by which the Company or any of its property is bound; (f) do not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of the Company; and (g) do not require the consent or approval of any governmental authority or any other person, except those disclosed on Schedule 3.2 hereto, all of which will have been duly obtained, made or complied with as of the Closing. This Agreement and the agreements and documents attached hereto as Exhibits to which the Company is a party have been, or, on the Closing Date, will have been, duly executed and delivered by the Company and each such document constitutes, or shall then constitute, a legal, valid and binding obligation of the Company enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditor's rights generally and by general principles of equity.

         3.3 Accredited Investor. The Company is an "accredited investor" within the meaning of Regulation D under the Securities Act. The Company understands that the Securities constitute "restricted securities" within the meaning of Rule 144 under the Securities Act. The Company is acquiring the Securities pursuant to the Exchange for its own account with the present intention of holding the Securities for purposes of investment and has no intention of selling the Securities in a public distribution in violation of the federal securities laws or any applicable state securities laws.

         3.4 Title and Transfer. The Company is the legal owner of the Senior Notes and has valid and marketable title to the Senior Notes, free and clear of any lien, pledge and encumbrance or any claim of any third party. As of the Closing Date, valid and marketable title to the Senior Notes will pass to DFC free and clear of any lien, pledge and encumbrance or any claim of any third party.

                                   ARTICLE IV

                      REPRESENTATIONS AND WARRANTIES OF DFC
                      -------------------------------------

         As a material inducement to the Company to enter into this Agreement, DFC hereby represents and warrants to the Company that:

         4.1 Corporate Existence; Good Standing; Compliance with Law. DFC: (a) is a corporation duly incorporated, validly existing and in good standing under the laws of its jurisdiction of incorporation; (b) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership of property or the conduct of its business requires such qualification, except where the failure to be so qualified would not have a Material Adverse Effect on DFC; (c) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber its properties, to conduct its business as now, heretofore and proposed to be conducted; (d) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all governmental authorities having jurisdiction, to the extent required for such ownership and conduct, except where the failure to obtain any such license, permit, consent or approval, or make any such filing or give any such notice, would not have a Material Adverse Effect on DFC; (e) is in compliance with its certificate of incorporation and the bylaws; and (f) is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect on DFC. DFC has furnished to counsel for the Company true and correct copies of its certificate of incorporation and bylaws.

         4.2 Corporate Power; Authorization; Enforceable Obligations. The execution, delivery and performance by DFC of this Agreement, the other agreements and documents required to be executed hereby and the transactions contemplated hereby and thereby: (a) are within DFC's corporate power; (b) have been duly authorized by all necessary or proper corporate action; (c) do not contravene any provision of its certificate of incorporation or bylaws; (d) do not violate any law, statute, rule or regulation, or any judgment, order or decree of any court or governmental authority or agency applicable to DFC or by which DFC or its properties may be bound; (e) do not conflict with or result in the breach or termination of, with or without notice or the lapse of time, constitute a default under or accelerate or permit the acceleration of any performance required by, or result in any material modification of the terms of, any material indenture, mortgage, deed of trust, lease, agreement, contract, obligation, commitment or other material instrument to which DFC is a party or by which DFC or any of its property is bound; (f) do not result in the creation or imposition of any lien, charge or encumbrance of any nature upon any of the property or assets of DFC; and (g) do not require the consent or approval of any governmental authority or any other person, except those disclosed on Schedule
5.2 hereto, all of
which will have been duly obtained, made or complied with as of the Closing. This Agreement and the agreements and documents attached hereto as Exhibits to which DFC is a party have been, or, on the Closing Date, will have been, duly executed and delivered by DFC and each such document constitutes, or shall then constitute, a legal, valid and binding obligation of DFC enforceable against it in accordance with its terms, except as enforceability thereof may be limited by bankruptcy, insolvency, reorganization or other similar laws relating to the enforcement of creditor's rights generally and by general principles of equity.

         4.3 Title and Transfer. DFC, or its affiliates, are the legal owners of and have valid and marketable title to the Residual Certificates, the Non-Performing Loan Trust Residual and the Other Consideration, free and clear of any lien, pledge or encumbrance or any claim of any third party. As of the Closing Date, valid and marketable title to the Residual Certificates, the Non-Performing Loan Trust Residual and the Other Consideration will pass to the Company free and clear of any lien, pledge, encumbrance or any claim of any third party.

         4.4 Issuance of Preferred Shares. The issuance, sale and delivery of the shares Preferred Stock in accordance with this Agreement have been, or will be prior to the Closing, duly and validly authorized by all necessary corporate action on the part of DFC. The shares of Preferred Stock when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement will be duly and validly issued, fully paid and non-assessable, free and clear of preemptive or other such rights and not subject to any lien, claim or encumbrance and such shares will have the designations, preferences and relative, participating, optional and other special rights as set forth in the Certificate of Designations set forth as Exhibit B hereto. No further consent, approval or authorization of the stockholders or directors of DFC will be required for the issuance, sale or delivery of the shares of Preferred Stock as contemplated by this Agreement, and no stockholder of DFC is entitled to any preemptive or other such rights with respect to the purchase or sale of such shares.

                                   ARTICLE V

                            COVENANTS OF THE PARTIES
                            ------------------------

         The parties further covenant and agree that each party will observe and comply fully with all of the terms, conditions and covenants of this Agreement and any other agreements and instruments to be entered into by such party pursuant to this Agreement.

                                   ARTICLE VI

                                   TERMINATION
                                   -----------

         6.1 Termination. This Agreement may be terminated at any time prior to the Closing:

            (a)   by mutual written consent of DFC and the Company;

            (b) by DFC or the Company if any condition to the Exchange Offer shall not have been consummated, or if the Closing has not occurred, on or prior to August 31, 2001; provided, however, that neither DFC nor the Company may terminate this Agreement pursuant to this Section 6.1(b) if such person's willful breach of this Agreement has prevented the consummation of the transaction contemplated hereby at or prior to such time; or

            (c) by any party, if a court of competent jurisdiction or other governmental authority having jurisdiction over the parties hereto shall have issued an order, decree, ruling or taken any other action permanently restraining, enjoining or otherwise prohibiting the Closing of the transactions contemplated by this Agreement and such order, decree, ruling or other action shall have become final and nonappealable.

         6.2 Effect of Termination. In the event of termination of this Agreement as provided in Section 6.1, this Agreement will forthwith become void and there will be no liability on the part of any party hereto to any other party hereto or its shareholders, managers, directors, officers or members in respect hereof, except that nothing herein will relieve any party from liability resulting from any breach of this Agreement prior to such termination.

                                  ARTICLE VII

                              ADDITIONAL AGREEMENTS
                              ---------------------

         7.1 Survival. Notwithstanding any examination made for or on behalf of either party, the knowledge of any of either party's officers, directors, managers, stockholders, members, employees or agents, or the acceptance of any certificate or opinion, all representations, warranties, covenants and agreements set forth in this Agreement or in any writing delivered in connection with this Agreement shall survive the Closing and shall be fully effective and enforceable until the termination of any statute of limitation applicable to the rights of the parties hereunder.

         7.2 Further Assurances. Each party (at its own expense) will execute and deliver such further instruments of conveyance and transfer and take such additional action as any other party may reasonably deem necessary to effect, consummate, confirm or evidence the transactions that are the subject of this Agreement. Each party will execute such documents as may be reasonably necessary in preserving or perfecting any other party's rights pursuant to this Agreement and will also complete such actions as are necessary to perform its representations, warranties and agreements herein, including, without limitation, after the Closing, making all registrations, filings and applications, giving all notices and obtaining all governmental, third party or other consents, transfers, approvals, orders, qualifications and waivers desirable for the consummation of the transactions contemplated hereby which, for any reason, have not been made, given or obtained prior to the Closing.

         7.3 Specific Performance. Each party acknowledges that the transactions contemplated hereby are unique and recognize and affirm that in the event of a breach of this Agreement by either party, money damages may be inadequate and the other party may have no adequate remedy at law. Accordingly, each party shall have the right, in addition to any other rights and remedies existing in its favor at law or in equity, to enforce its rights and the other party's obligations hereunder not only by an action or actions for damages, but also by an action or actions for specific performance, injunctive and/or other equitable relief (without posting of bond or other security).

         7.4 Investigation. Prior to the Closing Date, each party and its representatives may make or cause to be made such investigation of the matters pertinent to the transactions contemplated hereby as each party deems reasonably necessary or advisable and each party shall furnish and disclose promptly to the investigating party all information concerning said matters as the investigating party or its representatives reasonably request.

                                  ARTICLE VIII

                                   DEFINITIONS
                                   -----------

                  "Agreement" shall have the meaning set forth in the preamble of this Agreement.

                  "Amended LLC Agreement" shall have the meaning set forth in
Section 2.1(e).

                  "Business Day" shall mean any day other than a Saturday, Sunday or a day upon which commercial banks in the State of New York are required or permitted by law or state regulations to be closed.

                  "Certificate of Formation" means that certain instrument filed on June 25, 2001, with the Secretary of State of the State of Delaware whereby the Company was formed.

                  "Class A Voting Member" has the meaning given thereto in the Amended LLC Agreement.

                  "Class A Voting Membership Interest" means a Membership Interest entitled to the right to receive distributions, liquidation payments, and voting rights as specified in the Amended LLC Agreement.

                  "Closing" shall have the meaning set forth in Section 1.2.

                  "Closing Date" shall have the meaning set forth in
Section 1.2.

                  "Company" shall have the meaning set forth in the preamble to this Agreement.

                  "DFC" shall have the meaning set forth in the preamble to this Agreement.

                  "DFRM" means Delta Funding Residual Management, Inc., a Delaware corporation.

                  "DFRM Common Stock" means the shares of common stock, par value $0.01 per share, of DFRM.

                  "DF Special Holdings" means DF Special Holdings Corporation, a Delaware corporation and an affiliate of DFC.

                  "Exchange" shall have the meaning set forth in the first recital of this Agreement.

                  "Exchange Act" means the Securities Exchange Act of 1934, as amended.

                  "Exchange Agent" means the U.S. Bank Trust National
Association.

                  "Exchange Offer" means the exchange offer made by the Company to the holders of the Senior Notes pursuant to the Registration Statement.

                  "Expiration Date" means the date of the expiration of the Exchange Offer as set forth in the Registration Statement.

                  "Holding Trust 2000-1" means Delta Funding Residual Holding Trust 2000-1, an affiliate of DFC.

                  "Holding Trust 2000-2" means Delta Funding Residual Holding Trust 2000-1, an affiliate of DFC.

                  "Holding Trusts" means Holding Trust 2000-1 and Holding Trust 2000-2.

                  "IRC" shall mean the Internal Revenue Code of 1986, as amended.

                  "LLC Agreement" means that certain Limited Liability Company Agreement dated as of June 25, 2001 executed by DFC, as the sole member of the Company.

                  "Material Adverse Effect" shall mean, with respect to any Person, a material adverse change in the business, assets, earnings, operations, or financial condition of such Person.

                  "Membership Interest" means the membership interest in the Company.

                  "Minimum Tender Condition" shall mean the condition to the Exchange Offer that the holders of Senior Notes representing at least 95% of the principal amount thereof outstanding on the date hereof shall have validly tendered such Senior Notes in the Exchange Offer, and the Exchange Offer shall have expired and such holders shall not have validly withdrawn the tendered Senior Notes; provided, however, that that the Company may waive the Minimum Tender Condition if not less than $135,000,000 principal amount of Senior Notes are validly tendered.

                  "Non-Performing Loan Trust Residual" means the residual interest in the Delta Financial Non-Performing Loan Trust 2000-1 more fully described on Exhibit A hereto.

                  "Other Consideration" means all cash and other property held by the respective Holding Trusts as of the Closing Date, as more fully described on Exhibit B hereto.

                  "Person" means any individual, sole proprietorship, partnership (including a limited partnership), joint venture, trust, unincorporated organization, association, corporation, institution, public benefit corporation, limited liability company, joint stock company, entity or government (whether federal, state, county, city, municipal or otherwise, including, without limitation, any instrumentality, division, agency, body or department thereof) or other business entity.

                  "Preferred Stock" means the shares of Series A Preferred Stock, par value $0.01 per share, of DFC.

                  "Residual Certificates" means the certificates listed in column (b) on Schedule 1.1 attached hereto representing the percentage interests set forth in column (c) on Schedule 1.1 in the respective securitization trusts listed in column (a) on Schedule 1.1.

                  "Registration Statement" means Form S-4 Registration Statement filed on behalf of DFC, the Company and DFRM with the Securities Exchange Commission on May 4, 2001, as amended

                  "Securities" means the Residual Certificates and the Non-Performing Loan Trust Residual.

                  "Securities Act" means the Securities Exchange Act of 1933, as amended.

                  "Senior Notes" means DFC's 91/2% Senior Secured Notes due 2004 and DFC's 91/2% Senior Notes due 2004.

                  "Tendering Holder" means each holder of Senior Notes which, prior to the Expiration Date, shall have duly and validly tendered Senior Notes to the Company pursuant to the Exchange Offer, which tender shall not have been withdrawn by such holder and which Senior Notes shall have been accepted for exchange by the Company.

                                   ARTICLE IX

                                  MISCELLANEOUS

         9.1 Amendment and Waiver. This Agreement may be amended and any provision of this Agreement may be waived; provided, however, that, subject to the last sentence of Section 2.1 and the last sentence of Section 2.2, any such amendment or waiver will be binding upon a party only if such amendment or waiver is set forth in a writing executed by all of the parties hereto. No course of dealing between or among any persons having any interest in this Agreement will be deemed effective to modify, amend or discharge any part of this Agreement or any rights or obligations of any party under or by reason of this Agreement.

         9.2 Payment of Fees and Expenses. Each party shall be responsible for their own costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including, without limitation, fees and disbursements of counsel, financial advisors and accountants.

         9.3 Notices. All notices, demands and other communications given or delivered under this Agreement will be in writing and shall be made by hand delivery, overnight courier, first-class mail, or telecopier and will be deemed to have been given when personally delivered, four business days after being mailed by first class mail, return receipt requested, or delivered by express courier service or telecopied (subject to receipt of written confirmation). Notices, demands and communications to the parties will, unless another address is specified in writing, be sent to the addresses indicated below:

         Notices to the Company:

                         Delta Funding Residual Exchange Company, LLC
                         1000 Woodbury Road
                         Woodbury, New York 11797
                         Attention:
                         Telephone number:
                         Fax number:

                         With copies to:

                         Stroock & Stroock & Lavan LLP
                         180 Maiden Lane
                         New York, New York  10038-4982
                         Attention:  James R. Tanenbaum, Esq.
                         Telephone number: (212) 806-5400
                         Fax number:  (212) 806-6006

         Notices to DFC:

                        Delta Financial Corporation
                        1000 Woodbury Road
                        Woodbury, New York 11797
                        Attention: Hugh Miller, President
                        Telephone number: (516) 364-8500
                        Fax number: (516) 364-9450

                        With copies to:

                        Stroock & Stroock & Lavan LLP
                        180 Maiden Lane
                        New York, New York  10038-4982
                        Attention:  James R. Tanenbaum, Esq.
                        Telephone number: (212) 806-5400
                        Fax number:  (212) 806-6006

         9.4 Binding Agreement; Assignment. This Agreement and all of the provisions hereof will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder may be assigned by any party without the prior written consent of the other parties.

         9.5 Severability. Whenever possible, each provision of this Agreement will be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision will be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Agreement.

         9.6 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual intent, and no rule of strict construction will be applied against any person.

         9.7 Headings; Interpretation. The headings used in this Agreement are for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit, characterize or in any way affect any provision of this Agreement, and all provisions of this Agreement will be enforced and construed as if no caption had been used in this Agreement. Whenever the term "including" is used in this Agreement (whether or not that term is followed by the phrase "but not limited to" or "without limitation" or words of similar effect) in connection with a listing of one or more items or matters, that listing will be interpreted to be illustrative only and will not be interpreted as a limitation on, or an exclusive listing of, such items or matters.

         9.8 Entire Agreement. This Agreement and the documents referred to herein contain the entire agreement between the parties and supersede any prior understandings, agreements or representations by or between the parties, written or oral, which may have related to the subject matter hereof in any way.

         9.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which taken together will constitute one and the same instrument.

         9.10 Governing Law. THIS AGREEMENT AND THE EXHIBITS AND SCHEDULES HERETO SHALL BE GOVERNED BY THE INTERNAL LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO ANY CHOICE OF LAW OR CONFLICT OF LAW PROVISION OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF THE LAWS OF ANY JURISDICTION OTHER THAN THE STATE OF NEW YORK.

         9.11 Parties in Interest. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties and their respective successors and assigns any rights or remedies under or by virtue of this Agreement.

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

                           DELTA FUNDING RESIDUAL EXCHANGE COMPANY, LLC

                           By:  Delta Financial Corporation, its sole member



                           By:
                                ----------------------------------------
                                Name:
                                Title:

                           DELTA FINANCIAL CORPORATION



                           By:
                                ------------------------------------------
                                Name: Marc E. Miller
                                Title: Senior Vice President and Secretary

                                  SCHEDULE 1.1
                            SECURITIZATION RESIDUALS


                  (a)                               (b)                        (c)                       (d)
----------------------------------------- ------------------------ ----------------------------- ---------------------

Name and Series of the Securitization     Residual Certificates    Percentage Interest           Owner
Trust                                     (class)

CTS Home Equity Loan Trust 1994-2         R                        75%                           Delta Funding
                                                                                                 Residual Holding
                                                                                                 Trust 2000-2

Delta Residual Interest Trust 1995-1      B                        100% (represents 62.5% of     Delta Funding
                                                                   Delta Funding Home Equity     Residual Holding
                                                                   Loan Trust 1995-1, Class      Trust 2000-2
                                                                   R-1 and R-2)

Delta Funding Home Equity Loan Trust      R                        99.999999%                    Delta Funding
1995-2                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1                      0.000001%                     Delta Funding
1995-2                                                                                           Corporation

Delta Funding Home Equity Loan Trust      R-1; R-2                 0.000001%                     Delta Funding
1997-3                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2                 0.000001%                     Delta Funding
1997-4                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1; R-2                 0.000001%                     Delta Funding
1998-1                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1; R-2                 99.999999%                    Delta Funding
1998-2                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2                 0.000001%                     Delta Funding
1998-2                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.99999%                     Delta Funding
1998-3                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
1998-3                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.99999%                     Delta Funding
1998-4                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
1998-4                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.99999%                     Delta Funding
1999-1                                                                                           Residual Holding
                                                                                                 Trust 2000-1



Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
1999-1                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      BIO                      100%                          Delta Funding
1999-2                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.999999%                    Delta Funding
1999-2                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
1999-2                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      BIO                      100%                          Delta Funding
2000-1                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.999999%                    Delta Funding
2000-1                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
2000-1                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      BIO                      100%                          Delta Funding
2000-2                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.999999%                    Delta Funding
2000-2                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
2000-2                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      BIO                      100%                          Delta Funding
2000-3                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.999999%                    Delta Funding
2000-3                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
2000-3                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding Home Equity Loan Trust      BIO                      100%                          Delta Funding
2000-4                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            99.999999%                    Delta Funding
2000-4                                                                                           Residual Holding
                                                                                                 Trust 2000-1

Delta Funding Home Equity Loan Trust      R-1; R-2; R-3            0.000001%                     Delta Funding
2000-4                                                                                           Residual Holding
                                                                                                 Trust 2000-2

Delta Funding NIM Trust 2000-1            owner trust certificate  100%                          Delta Funding
                                                                                                 Residual Holding
                                                                                                 Trust 2000-1
----------------------------------------- ------------------------ ----------------------------- ---------------------

                                   EXHIBIT A

                 DELTA FUNDING NON-PERFORMING LOAN TRUST 2000-1

                  In February 2000, Delta Funding Non-Performing Loan Trust 2000-1, as issuer, issued $3 million of 9.50% Delta Funding Non-Performing Loan Trust Notes, Series 2000-1, or the "non-performing loan trust notes", pursuant to an indenture, dated as of February 11, 2000, between the issuer and Wells Fargo Bank Minnesota, National Association, as indenture trustee. The issuer is a Delaware business trust formed pursuant to an Amended and Restated Trust Agreement, dated February 11, 2000, between Delta Funding Corporation, as depositor, and Wilmington Trust Company, as owner trustee. The non-performing loan trust notes are secured by, and payable from, the cashflow from a pool of non-performing mortgage loans sold to the issuer by Delta Funding Corporation pursuant to a Sale Agreement, dated as of February 11, 2000, among Delta Funding Corporation, the issuer, the Indenture Trustee and Clayton National, Inc., as servicer. The servicer is servicing the mortgage loans on behalf of the issuer and the noteholders. DF Special Holdings Corporation owns 100% of the owner trust certificates representing the non-performing loan receivables issued by the issuer and is entitled to any cashflow and other assets remaining after the non-performing loan trust notes have been paid in full. The notes were not rated by any rating agency.

                                    EXHIBIT B

                                [TO BE PROVIDED]

                                    EXHIBIT C

                   AMENDED LIMITED LIABILITY COMPANY AGREEMENT

                                    EXHIBIT D

                           CERTIFICATE OF DESIGNATIONS

                                TABLE OF CONTENTS


ARTICLE I  EXCHANGE OF THE SECURITIES.............................................................................1
1.1      Exchange.................................................................................................1
1.2      Closing..................................................................................................2

ARTICLE II  CONDITIONS TO CLOSING.................................................................................2
2.1      Conditions to Obligations of DFC.........................................................................2
2.2      Conditions to the Obligations of the Company.............................................................3

ARTICLE III  REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................................................4
3.1      Corporate Existence; Good Standing; Compliance with Law..................................................4
3.2      Power, Authorization, Enforceable Obligations............................................................5
3.3      Accredited Investor......................................................................................5
3.4      Title and Transfer............................................................Error! Bookmark not defined.

ARTICLE IV  REPRESENTATIONS AND WARRANTIES OF DFC.................................................................6
4.1      Corporate Existence; Good Standing; Compliance with Law..................................................6
4.2      Corporate Power; Authorization; Enforceable Obligations..................................................6
4.3      Title and Transfer.......................................................................................7
4.4      Issuance of Preferred Shares.............................................................................7

ARTICLE V  COVENANTS OF THE PARTIES...............................................................................7

ARTICLE VI  TERMINATION...........................................................................................7
6.1      Termination..............................................................................................7
6.2      Effect of Termination....................................................................................8

ARTICLE VII  ADDITIONAL AGREEMENTS................................................................................8
7.1      Survival.................................................................................................8
7.2      Further Assurances.......................................................................................8
7.3      Specific Performance.....................................................................................9
7.4      Investigation............................................................................................9

ARTICLE VIII  DEFINITIONS.........................................................................................9

ARTICLE IX  MISCELLANEOUS........................................................................................12
9.1      Amendment and Waiver....................................................................................12
9.2      Payment of Fees and Expenses............................................................................12
9.3      Notices.................................................................................................12
9.4      Binding Agreement; Assignment...........................................................................13
9.5      Severability............................................................................................13
9.6      No Strict Construction..................................................................................13

9.7      Headings; Interpretation................................................................................13
9.8      Entire Agreement........................................................................................14
9.9      Counterparts............................................................................................14
9.10     Governing Law...........................................................................................14
9.11     Parties in Interest.....................................................................................14


                                    EXHIBITS

Exhibit A        -     Delta Funding Non-Performing Residual Loan Trust 2000-1
Exhibit B        -     Other Consideration
Exhibit C        -     Amended Limited Liability Company Agreement
Exhibit D        -     Certificate of Designations


                                LIST OF SCHEDULES

Schedule 1.1     -     Securitization Residuals
Schedule 3.2     -     Third Party Consents


                                       ii